Exhibit 10.28.3

AMENDMENT NO. 8

TO

LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 8 TO LOAN AND SERVICING AGREEMENT (this “Amendment”) dated as of February 19, 2010 is by and among Tampa Electric Company, as “Servicer” (in such capacity, the “Servicer”), TEC Receivables Corp., as “Borrower” (in such capacity, the “Borrower”), CAFCO, LLC, as the sole “Conduit Lender” (in such capacity, the “Conduit Lender”), Citibank, N.A., as the sole “Committed Lender” (in such capacity, the “Committed Lender”), and Citicorp North America, Inc., as the sole “Managing Agent” (in such capacity, the “Managing Agent”) and as “Program Agent” (in such capacity, the “Program Agent”). Capitalized terms used herein but not specifically defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Servicer, the Borrower, the Conduit Lender, the Committed Lender, the Managing Agent and the Program Agent are parties to that certain Loan and Servicing Agreement dated as of January 6, 2005, as amended by (i) the Omnibus Amendment dated as of June 7, 2005, (ii) Amendment No. 2 dated as of January 5, 2006, (iii) Omnibus Amendment No. 3 dated as of December 22, 2006, (iv) Amendment No. 4 dated as of December 20, 2007, (v) Omnibus Amendment No. 5 dated as of September 26, 2008, (vi) Amendment No. 6 dated as of December 18, 2008, and (vii) Amendment No. 7 dated as of December 16, 2009 (the “Loan Agreement”).

(2) The parties hereto wish to amend the Loan Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments to the Loan Agreement. Effective as of the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2 hereof, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended to delete the term “Accounting Based Consolidation Event”.

(b) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Interest Rate” and replace it with the following:

“Interest Rate” means, with respect to any Tranche for any day:

(a) to the extent such Tranche is funded on such day by a Conduit Lender through the issuance of Promissory Notes, the CP Rate; provided, that at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the CP Rate plus (ii) the Applicable Margin plus (iii) 2.00%; and

(b) otherwise, the Alternative Rate; provided, that at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the LIBO Rate or the Base Rate as applicable from time to time plus (ii) the Applicable Margin plus (iii) 2.00%.

(c) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Scheduled Termination Date” and replace it with the following:

“Scheduled Termination Date” means, (i) with respect to the Committed Lenders’ Commitments hereunder, February 18, 2011, unless such date is extended pursuant to Section 2.01(c) and (ii) with respect to the Conduit Lenders, February 18, 2011, unless such date is extended with the consent of the parties hereto.

(d) Section 7.01 of the Loan Agreement is hereby amended to delete clause (g)(ii) and replace it with the following:

(ii) (A) if such Monthly Period is September through March, the average of the Delinquency Ratios for any three (3) consecutive Monthly Periods shall exceed 3.25%, or (B) if such Monthly Period is April through August, the average of the Delinquency Ratios for any three (3) consecutive Monthly Periods shall exceed 3.00%;

SECTION 2. Condition of Effectiveness. This Amendment shall become effective as of the date hereof upon the receipt by the Program Agent of (a) this Amendment duly executed by all of the parties hereto, (b) the Fee Letter dated the date hereof duly executed by the Borrower and the Managing Agent, and (c) the Upfront Fee (as such term is defined in the Fee Letter).

SECTION 3. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Loan Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

SECTION 4. Reference to and the Effect on the Loan Agreement.

(a) On and after the effective date of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference to the Loan Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Each of the parties hereto hereby agrees that, except as specifically amended above, the Loan Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

TAMPA ELECTRIC COMPANY, as Servicer

By:	Kim M. Caruso
Name:	Kim M. Caruso
Title:	Treasurer

TEC RECEIVABLES CORP., as Borrower

By:	Sandra W. Callahan
Name:	Sandra W. Callahan
Title:	Vice President

CITICORP NORTH AMERICA, INC., as Program Agent and as a Managing Agent

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

CAFCO, LLC, as a Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

CITIBANK, N.A., as a Committed Lender

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

Signature Page to

Amendment No. 8 to Loan and Servicing Agreement